Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 24, 2020 relating to the financial statements of Happiness Biotech Group Limited appearing in the Annual Report on Form 20-F of Happiness Biotech Group Limited for the year ended March 31, 2020.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Briggs & Veselka Co.

Briggs & Veselka Co.
Houston, Texas
February 26, 2021